UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2017

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.   Entry into a Material Definitive Agreement.

Underwritten Offering

On November 17, 2017, Heat Biologics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”), providing for the offer and sale in a firm commitment underwritten public offering (the “Offering”) of 5,813,950 shares of the Company’s common stock, par value $0.0002 per share (the “Common Stock”), at an offering price of $0.43 per share. Pursuant to the Underwriting Agreement, the Company granted to Aegis an option for a period of 45 days to purchase up to 872,093 additional shares of Common Stock. The net proceeds to the Company from the Offering are expected to be approximately $2.2 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company, assuming no exercise by Aegis of its option to purchase additional shares of Common Stock. The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and Aegis, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The shares of Common Stock will be issued in the Offering pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-221201), which was declared effective on November 13, 2017, and the base prospectus included therein, as supplemented by the preliminary prospectus supplement, dated November 17, 2017, which was filed with the Securities and Exchange Commission (the “Commission”) on November 17, 2017, and a prospectus supplement, dated November 17, 2017, which was filed with the Commission on November 17, 2017. The Offering is expected to close on November 21, 2017, contingent upon the satisfaction of customary closing conditions.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Use of Proceeds

The Company currently intends to use the net proceeds from the sale of shares of Common Stock in the Offering to continue to fund its and its subsidiaries’ preclinical and clinical programs and for working capital and general corporate purposes, as well as to acquire, license or invest in complementary businesses, technologies, product candidates or other intellectual property; however, the Company has no current commitments or obligations to do so.

Opinion of Counsel

A copy of the opinion of Gracin & Marlow, LLP, New York, New York, relating to the legality of the issuance and sale of the Company’s shares of Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 17, 2017, between Heat Biologics, Inc. and Aegis Capital Corp.

5.1	Opinion of Gracin & Marlow, LLP

23.1	Consent of Gracin & Marlow, LLP (included in Opinion of Gracin & Marlow, LLP filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2017	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey A. Wolf
	Name:	Jeffrey A. Wolf
	Title:	Chairman, Chief Executive Officer & President